EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

February 6, 2012

To the Stockholders of
Tube Supply, Inc. and Affiliates

We have audited the accompanying consolidated balance sheet of Tube Supply, Inc. and Affiliates (the “Company”) as of October 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity and comprehensive income, and cash flows for each of the three years in the period ended October 31, 2011.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We did not audit the financial statements of Tube Supply Canada ULC, a wholly owned subsidiary, which statements reflect total assets constituting 18.0% and 24.9% of the consolidated totals as of October 31, 2011 and 2010, respectively, and total sales constituting 28.7%, 26.9%, and 22.0% of the consolidated totals for the years ended October 31, 2011, 2010, and 2009, respectively.  Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Tube Supply Canada ULC, is based solely on the reports of the other auditors.

We conducted our audit of the 2011 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

We conducted our audits of the 2010 and 2009 consolidated financial statements in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tube Supply, Inc. and Affiliates as of October 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Melton & Melton, L.L.P.
Melton & Melton, L.L.P
Houston, Texas

EX-3-

INDEPENDENT AUDITOR'S REPORT

To the Shareholder of Tube Supply Canada ULC

We have audited the accompanying financial statements of Tube Supply Canada ULC, which comprise the balance sheets as at October 31, 2011 and 2010 and the statements of income and retained earnings and cash flows for each of the years in the three-year period ended October 31, 2011, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audit of the Company’s financial statements for the year ended October 31, 2011 in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  We conducted our audits of the Company’s financial statements for the years ended October 31, 2010 and 2009 in accordance with Canadian generally accepted auditing standards and United States generally accepted auditing standards.  Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Tube Supply Canada ULC as at October 31, 2011 and 2010 and the results of its operations and  its cash flows for each of the years in the three-year period ended October 31, 2011 in accordance with Canadian generally accepted accounting principles.

/s/ BDO Canada LLP
BDO Canada LLP
Chartered Accountants
Edmonton, Alberta
February 3, 2012

EX-4-

TUBE SUPPLY, INC. AND AFFILIATES
CONSOLIDATED BALANCE SHEET
October 31, 2011 and 2010

	2011	2010

ASSETS

Current Assets:
Cash	$7,345,534	$5,298,647
Accounts receivable	33,239,416	20,310,281
Inventory	74,948,143	41,320,476
Prepaid expenses and other current assets	21,563	26,343
Total current assets	115,554,656	66,955,747

Property, net	28,178,008	11,372,793

Intangible Assets	142,321	169,072

Deposits	345,803	1,386,994

	$144,220,788	$79,884,606

LIABILITIES AND EQUITY

Current Liabilities:
Current maturities of notes payable	$1,788,538	$339,244
Notes payable - related parties	5,880,000	5,880,000
Accounts payable	25,709,495	8,956,507
Income taxes payable	2,274,034	1,116,912
Accrued liabilities	4,127,123	2,694,049
Total current liabilities	39,779,190	18,986,712

Notes Payable, net of current maturities	15,313,633	447,078

Equity:
Tube Supply, Inc. stockholders’ equity:
Common stock - $1 par value per share, 1,000,000
shares authorized; 11,000 shares issued and outstanding	11,000	11,000
Retained earnings	80,316,664	53,919,419
Accumulated other comprehensive income	795,338	657,419
Total Tube Supply, Inc. stockholders’ equity	81,123,002	54,587,838
Noncontrolling interest	8,004,963	5,862,978
Total equity	89,127,965	60,450,816

	$144,220,788	$79,884,606

(See Notes to Consolidated Financial Statements)

EX-5-

TUBE SUPPLY, INC. AND AFFILIATES
CONSOLIDATED STATEMENT OF OPERATIONS
For the Years Ended October 31, 2011, 2010 and 2009

	2011	2010	2009

Sales	$207,458,255	$125,858,011	$81,367,211

Cost of Sales	143,178,740	102,493,765	44,633,085

Gross margin	64,279,515	23,364,246	36,734,126

Selling, General, and Administrative Expenses	20,315,989	14,611,492	13,611,858

Other Income (Expense):
Interest expense	(1,060,027)	(712,788)	(792,282)
Other income	20,625	432,516	697,552
	(1,039,402)	(280,272)	(94,730)

Income before provision for income taxes	42,924,124	8,472,482	23,027,538

Provision for Income Taxes	3,884,894	1,716,891	694,028

Net income	39,039,230	6,755,591	22,333,510

Net Loss Attributable to Noncontrolling Interest	(64,015)	(20,066)

Net income attributable to stockholders	$39,103,245	$6,775,657	$22,333,510

(See Notes to Consolidated Financial Statements)

EX-6-

TUBE SUPPLY, INC. AND AFFILIATES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
AND COMPREHENSIVE INCOME
For the Years Ended October 31, 2011, 2010 and 2009

	Tube Supply, Inc. Stockholders’ Equity
	Common	Retained	Accumulated Other Comprehensive	Total Stockholders’		Noncontrolling	Total	Comprehensive
	Stock	Earnings	Income (Loss)	Equity		Interest	Equity	Income

Balance, October 31, 2008	$11,000	$38,055,180	$(672,843)	$37,393,337	$		$37,393,337

Net income		22,333,510		22,333,510			22,333,510	$22,333,510

Foreign currency translation			878,068	878,068			878,068	878,068

Stockholders’ distributions		(1,544,928)		(1,544,928)			(1,544,928)

Total comprehensive income								$23,211,578

Balance, October 31, 2009	11,000	58,843,762	205,225	59,059,987			59,059,987

Noncontrolling interest relating to initial
consolidation of Willeford-Sorensen, Ltd.						5,883,044	5,883,044

Net income (loss)		6,775,657		6,775,657		(20,066)	6,755,591	$6,755,591

Foreign currency translation			452,194	452,194			452,194	452,194

Stockholders’ distributions		(11,700,000)		(11,700,000)			(11,700,000)

Total comprehensive income								$7,207,785

Balance, October 31, 2010	11,000	53,919,419	657,419	54,587,838		5,862,978	60,450,816

Net income (loss)		39,103,245		39,103,245		(64,015)	39,039,230	$39,039,230

Foreign currency translation			137,919	137,919			137,919	137,919

Equity contributions by noncontrolling interest						2,206,000	2,206,000

Stockholders’ distributions		(12,706,000)		(12,706,000)			(12,706,000)

Total comprehensive income								$39,177,149

Balance, October 31, 2011	$11,000	$80,316,664	$795,338	$81,123,002		$8,004,963	$89,127,965

(See Notes to Consolidated Financial Statements)

EX-7-

TUBE SUPPLY, INC. AND AFFILIATES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended October 31, 2011, 2010 and 2009

	2011	2010	2009

Cash Flows from Operating Activities:
Net income	$39,039,230	$6,755,591	$22,333,510
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on disposal of assets	-	-	(12,105)
Depreciation and amortization	1,079,233	593,811	490,891
Cash provided by (used for) the change in:
Accounts receivable	(12,929,135)	(11,586,566)	11,962,775
Inventory	(33,627,667)	24,211,239	(29,640,663)
Prepaid expenses and other current assets	4,780	(5,848)	56,276
Intangible assets	(5,925)	(174,288)	-
Accounts payable	16,752,988	4,680,961	(10,861,793)
Income taxes payable	1,157,122	1,069,751	(646,645)
Accrued liabilities	1,433,074	1,718,000	(380,009)
Total adjustments	(26,135,530)	20,507,060	(29,031,273)

Net cash provided by (used in) operating activities	12,903,700	27,262,651	(6,697,763)

Cash Flows from Investing Activities:
Cash acquired at initial consolidation of Willeford-Sorensen, Ltd.	-	252,326	-
Property additions	(6,489,065)	(886,648)	(968,093)
Refunds (payments) of tax deposits	1,041,191	(744,238)	642,756
Net cash used in investing activities	(5,447,874)	(1,378,560)	(325,337)

Cash Flows from Financing Activities:
Stockholders’ distributions	(12,706,000)	(11,700,000)	(1,544,928)
Equity contributions by noncontrolling interest	2,206,000
Advances (payments) on notes payable, net	5,031,604	(10,045,826)	8,259,718

Net cash provided by (used in) financing activities	(5,468,396)	(21,745,826)	6,714,790

Effects of Exchange Rate Changes on Cash	59,457	290,736	540,639

Net increase in cash	2,046,887	4,429,001	232,329

Cash, beginning of year	5,298,647	869,646	637,317

Cash, end of year	$7,345,534	$5,298,647	$869,646

(See Notes to Consolidated Financial Statements)

EX-8-

TUBE SUPPLY, INC. AND AFFILIATES
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
For the Years Ended October 31, 2011, 2010 and 2009

	2011	2010	2009

Supplemental Cash Flows Information:
Cash paid for interest	$1,600,150	$123,509	$795,227

Income taxes paid	$2,727,772	$1,513,500	$1,424,443

Supplemental Schedule of Noncash Investing and Financing Activities:

Acquisition of property and equipment through notes payable	$11,284,245	$348,167

(See Notes to Consolidated Financial Statements)

EX-9-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
October 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Tube Supply, Inc. and Affiliates (the “Company”) specialize in the acquisition and distribution of steel pipe, tubing, and bar.  The Company operates primarily in the United States Gulf Coast area and Canada.

The accompanying consolidated financial statements include the accounts of the following entities:

Tube Supply, Inc. (“TSI”), a Texas S corporation, was incorporated on December 30, 1985.  TSI is headquartered in Houston, Texas and its customers consist principally of international wellhead and oil tool manufacturers.

Tube Supply Canada ULC (“TSC”), an extra-provincial Canadian corporation, was incorporated on August 3, 2001 and is a wholly owned subsidiary of TSI.  TSC has an office and warehouse in Edmonton, Alberta and its customers consist principally of international wellhead and oil tool manufacturers.

Willeford-Sorensen, Ltd. (“WSL”), a Texas limited liability partnership, was organized March 31, 2006 in Houston, Texas.  WSL is engaged in the acquisition and leasing of commercial real estate located in Texas.

Principles of Consolidation

The consolidated financial statements include the accounts of TSI, TSC, and WSL.  TSI is the primary beneficiary of WSL, which qualifies as a variable interest entity (see Note 6).  All intercompany accounts and transactions have been eliminated in consolidation.

Sales and Accounts Receivable

Sales are normally recorded as products are shipped.  Occasionally, customers purchase products from the Company but continue to store the products at the Company’s warehouses as needed.  Sales on these transactions are recognized when the customer orders the goods, the sales price is fixed and determinable, and measurement is reasonably assured.  Sales billed but not collected are included in accounts receivable.

Accounts receivable are recorded in the consolidated balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts when necessary.  The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer.  Accounts receivables balances are charged off in the year in which they are deemed uncollectible by management.  Recoveries of receivables previously charged off are recorded as income when received.  The allowance for doubtful accounts amounted to $22,000 at October 31, 2011 and 2010.

EX-10-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory

Inventory consists primarily of pipe, tubing, and bar held for resale and is valued at the lower of cost or market.  TSI and TSC determine cost using the dollar-value, link-chain last-in, first-out (“LIFO”) method and the average cost method, respectively.  The LIFO reserve at October 31, 2011 and October 31, 2010 is approximately $19,138,000 and $12,695,000, respectively.  If TSI and TSC used the average cost method for all inventory items, inventory would have been approximately $94,000,000 at October 31, 2011 and approximately $54,000,000 at October 31, 2010.

Property and Depreciation

Property is recorded at cost.  Improvements or betterments of a permanent nature are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.  The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal.  Gains or losses resulting from property disposals are credited or charged to operations currently.

The Company provide for depreciation using the straight-line method over the following estimated useful lives:

Building and leasehold improvements	5 - 39 years
Machinery and equipment	3 - 10 years
Computer systems and equipment	3 - 5 years
Furniture and fixtures	5 - 7 years
Intangible Assets

Intangible assets consist of debt issuance costs (which are being amortized using the straight-line basis over the life of the applicable loan).

Long-Lived Assets

The Company reviews long-lived assets, including property and intangible assets, for impairment when events or circumstances indicate that the carrying amount of the long-lived asset may not be recoverable.  If indicators of impairment are present, the Company determines whether the estimated undiscounted cash flows for the potentially impaired asset are less than the carrying value.  If the estimated undiscounted cash flows do not exceed the carrying value, the Company estimates (using discounted cash flows) the fair value of the asset and records an impairment charge if the carrying value is greater than the fair value.

EX-11-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

TSI and WSL are being taxed as an S corporation and a partnership, respectively, for federal income tax purposes and, accordingly, their taxable earnings are passed through to the stockholders’ and partners’ individual federal income tax returns.  Accordingly, the Company does not pay federal income taxes except where the Company is subject to foreign taxation.  In compliance with the rules regarding S corporations with fiscal year retention, the Company has made required tax deposits to the Internal Revenue Service of $345,803 and $1,386,994 at October 31, 2011 and 2010, respectively.  These amounts are included in deposits in the consolidated balance sheet.

The Company is also subject to various state income taxes, which are included in the provision for income taxes in the accompanying consolidated statement of operations.

Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements.  With few exceptions, the Company is no longer subject to income tax examinations by U.S. federal, state, or foreign tax authorities for years before 2007.

The Company records income tax-related interest and penalties in the provision for income taxes.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year.  Actual results could differ from those estimates.  Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the consolidated financial statements.

Foreign Currency Translation

Assets and liabilities of TSC are translated at the exchange rate in effect on the consolidated balance sheet date.  Income and expenses are translated at the average exchange rate prevailing during the year.  The related translation adjustments are recorded as a component of accumulated other comprehensive income in the consolidated statement of changes in equity and comprehensive income.

Gains and losses on foreign currency transactions are included in net income in the year incurred.  Such gains and losses are reported as adjustments of revenues, cost of goods sold, or other income according to the nature of the underlying transactions.  Net foreign currency transaction gains (losses) amounted to approximately $762,000, $(191,000), and $(12,000) for the years ended October 31, 2011, 2010, and 2009, respectively.

EX-12-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Shipping and Handling Costs

The Company classifies shipping and handling costs as a component of cost of sales.

Sales Taxes

Various states impose a sales tax on the Company’s sales to nonexempt customers.  The Company collects that sales tax from customers and remits the entire amount to the applicable states.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from sales and cost of sales.

Reclassifications

Certain reclassifications have been made to the 2010 and 2009 consolidated financial statements in order for them to be in conformity with the 2011 presentation.

NOTE 2 - PROPERTY

Property consists of the following at October 31, 2011 and 2010:

	2011	2010

Land	$1,840,616	$1,830,241
Building and leasehold improvements	7,317,853	7,184,653
Machinery and equipment	2,831,855	3,019,143
Computer systems and equipment	1,496,166	1,425,242
Furniture and fixtures	209,665	208,475
	13,696,155	13,667,754
Less: Accumulated depreciation	5,404,368	4,319,467
	8,291,787	9,348,287

Construction in progress	19,886,221	2,024,506

	$28,178,008	$11,372,793

Construction in progress includes costs to construct a new building.  The Company expects construction to be completed and the building to be placed in operation in early 2012.  No depreciation is recorded until the asset is placed in operation.

Depreciation expense amounted to $1,046,557, $588,595, and $490,891 for the years ended October 31, 2011, 2010, and 2009, respectively.  Depreciation expense is included in selling, general, and administrative expenses in the consolidated statement of operations.

EX-13-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of the following at October 31, 2011 and 2010:

	2011	2010
Debt issuance costs, net of accumulated amortization of $45,964 and $13,288 for the years ended October 31, 2011 and 2010, respectively	$142,321	$169,072

Amortization expense for the years ended October 31, 2011 and 2010 amounted to $32,676 and $5,216, respectively.  There was no amortization expense for the year ended October 31, 2009.  Estimated amortization for each of the ensuing years as of October 31, 2011 is as follows:

For the Year Ending October 31:
2012	$32,766
2013	32,766
2014	32,766
2015	32,766
2016	11,257

$142,321

NOTE 4 - RELATED PARTIES TRANSACTIONS

The Company has notes payable to its stockholders totaling $5,880,000 as of both October 31, 2011 and 2010.  The notes bear interest at 10%, are unsecured, and are payable on demand.  Of these advances, $4,500,000 is subordinated to the bank line of credit (see Note 5).  Interest expense related to these advances amounted to approximately $596,000 for each of the years ended October 31, 2011, 2010, and 2009.

The Company leases office facilities and land from WSL for $43,000 per month under two lease agreements that expire through June 2014.  Rent expense under these leases amounted to $473,000 and $516,000 for the years ended October 31, 2010 and 2009, respectively.  Effective September 21, 2010, the Company consolidates the accounts of WSL (see Note 6).  Accordingly, intercompany rent after September 21, 2010 for the year ended October 31, 2010 and all intercompany rent for the year ended October 31, 2011 have been eliminated in consolidation.

NOTE 5 - NOTES PAYABLE

	2011	2010

Line of credit with a financial institution for $15,000,000, interest due monthly at prime minus 0.50%, principal due at maturity in March 2012, with an interest rate floor set at 4.25% at October 31, 2010 (there was no interest rate floor at October 2011) (the prime rate at October 31, 2011 and 2010 is 3.25%) collateralized by accounts receivable and inventory,
and guaranteed by the stockholders of the Company.	$1,788,538	$339,244

EX-14-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 5 - NOTES PAYABLE (CONTINUED)

	2011	2010

Equipment line of credit with a financial institution for $5,642,441, interest due monthly at prime less 0.50%, principal due at maturity in March 2017 with an interest rate floor set at 4.25% and an interest rate ceiling set at 6.75%. On March 15, 2012, all outstanding principal and unpaid interest will be converted to a term loan with equal monthly payments plus interest due beginning April 1, 2012 through March 1,
2017. The note is cross collateralized by land and equipment. The
loan is guaranteed by TSI and the stockholders.	$3,785,357	$42,268

Construction line of credit with a financial institution for $12,560,000 interest due monthly at prime less 0.50%, principal due at maturity in
March 2017 with an interest rate floor set at 4.25% and an interest rate ceiling set at 6.75%. On March 15, 2012, all outstanding principal and unpaid interest will be converted to a term loan with equal monthly payments plus interest due beginning April 1, 2012 through March 1,
2017. The note is cross collateralized by land and equipment. The
loan is guaranteed by TSI and the stockholders.	11,528,276	404,810
	17,102,171	786,322
Less: Current maturities	1,788,538	339,244

	$15,313,633	$447,078

Future maturities of long-term debt at October 31, 2011 are as follows:

For the Year Ending October 31:
2012	$1,788,538
2013	953,514
2014	1,237,416
2015	1,237,416
2016	1,237,416
Thereafter	10,647,871

$17,102,171

NOTE 6 - VARIABLE INTEREST ENTITY

As of September 21, 2010, the Company consolidates the financial statements of a variable interest entity in accordance with Accounting Standards Codification (“ASC”) 810, Consolidations.  Under ASC 810, TSI is the primary beneficiary of WSL, which qualifies as a variable interest entity since TSI guarantees various debt agreements on behalf of WSL.  The assets of WSL are considered collateral under these agreements.  TSI and WSL are co-borrowers under a line of credit agreement and related note payable to a financial institution (see Note 5).

EX-15-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 6 - VARIABLE INTEREST ENTITY (CONTINUED)

Summarized financial information for WSL as of and for the year ended October 31, 2011 and as of October 31, 2010 and for the period from September 21, 2010 to October 31, 2010 is as follows:

	2011	2010

Current assets	$4,113,342	$261,531
Property, net	19,118,976	5,963,645
Intangible assets, net	142,321	169,072

Total assets	$23,374,639	$6,394,248

Current liabilities	$56,043	$490,078
Notes payable (long-term)	15,313,633	-
Partners’ equity	8,004,963	5,904,170

Total liabilities and partners’ equity	$23,374,639	$6,394,248

Rental and other income	$507,625	$43,000
Selling, general, and administrative expense	(210,547)	(17,881)
Interest expense	(445,285)	(1,806)

Net income (loss)	$(148,207)	$23,313

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Construction Contract

As of October 31, 2011, WSL entered into a contract in the amount of $13,482,496 with a general contractor to build a new warehouse facility.  WSL has secured a construction line of credit (see Note 5).

Employee Benefit Plan

The Company has a 401(k) plan for the benefit of its employees.  All employees who have attained the age of 21 and have completed one year of service are eligible to participate in the plan.  The Company provides a matching contribution equal to 100% of each participant’s contribution up to 3% of the participant’s eligible compensation plus a discretionary percentage that is determined, annually, by management of the Company.  The Company ceased matching contributions during the period from June 1, 2009 through May 31, 2010.  The Company’s contributions for the years ended October 31, 2011, 2010, and 2009 amounted to $424,194, $262,721, and $291,626, respectively.

EX-16-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 7 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Concentration of Credit and Market Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash.  The Company invests its cash in high credit quality financial institutions.  At times, these cash balances may be in excess of federally insured limits.

The Company also has market risk related to its inventory.  Inventory is concentrated in a few products and is at risk for market and economic fluctuations and available supply.  Management continually monitors its inventory to mitigate the risk.

Defective Materials

In 2011, the Company recognized a net loss of approximately $3,000,000 for defective material sold to certain customers.  The loss consisted of the following:

Estimated sales returns	$1,734,000
Estimated costs of customer reimbursements
net of expected manufacturer credits	1,266,000

$3,000,000

The net loss has been reflected in sales and cost of sales in the 2011 consolidated statement of operations.  Estimated sales returns are recorded as reductions of accounts receivable and estimated net costs of customer reimbursements are included in accrued liabilities in the 2011 consolidated balance sheet.

NOTE 8 - INCOME TAXES

The provision for income taxes consists of the following for the years ended October 31, 2011, 2010, and 2009:

	2011	2010	2009
Current:
State	$810,858	$60,000	$98,000
Foreign	3,074,036	1,656,891	596,028

	$3,884,894	$1,716,891	$694,028

Tax-related penalties and interest included in state income taxes amounted to approximately $44,000 for the year ended October 31, 2011.  There were no tax-related penalties and interest for the years ended October 31, 2010 and 2009.

EX-17-

TUBE SUPPLY, INC. AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
October 31, 2011

NOTE 9 - SUBSEQUENT EVENTS

On November 9, 2011, the stockholders of the Company signed a Stock Purchase Agreement with A.M. Castle & Co. (“A.M. Castle”).  The stockholders agreed to sell 100% of the outstanding shares of TSI and TSC for $165 million free and clear of all indebtedness and subject to customary working capital adjustments.  The sale closed in mid-December 2011.

Upon closing of the sale described above, A.M. Castle paid off the $15,000,000 line of credit note payable (Note 5) and the notes payable to stockholders (Note 4).

In December 2011, TSC, through a series of transactions, transferred its building and cranes to a newly formed Canadian subsidiary of WSL.  A.M. Castle has agreed to lease all of WSL’s facilities.

Effective December 15, 2011, the lender released and discharged TSI from any and all liability under or pursuant to the guaranties related to the WSL debt agreements (Notes 5 and 6).  Accordingly, as of December 15, 2011, WSL no longer qualified as a variable interest entity with respect to TSI.

The Company has evaluated subsequent events through February 6, 2012, the date the consolidated financial statements were available to be issued.

EX-18-